UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	FENC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2020, Fennec Pharmaceuticals Inc. (“Fennec” or the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (the “sales agent” or “HCW”), pursuant to which the Company may sell and issue its common shares (the “Shares”) from time to time through HCW, as the Company’s sales agent (the “ATM Offering”). The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the Nasdaq Capital Market. Subject to the terms and conditions of the Agreement, the sales agent will use its reasonable efforts to sell the Shares from time to time based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company will pay the sales agent a commission of 3.0% of the gross sales price of any Shares sold under the Agreement. The Company has also provided the sales agent with customary indemnification rights and has agreed to reimburse the sales agent for certain specified expenses up to $50,000.

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221093), which was declared effective on November 3, 2017. On October 30, 2020, the Company filed a prospectus supplement with the Securities and Exchange Commission relating to the sale of up to $25,000,000 of Shares pursuant to the ATM Offering.

Under the terms of the Agreement, the Company may also sell Shares to HCW as principal for its own account at a price agreed upon at the time of the sale, subject to the Company entering into a separate terms agreement with HCW for any such sale and the filing of a prospectus supplement with the terms thereof.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The copy of the Agreement is not intended to provide any factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of the specific dates therein, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

The legal opinion of LaBarge Weinstein LLP relating to the common shares being offered pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	At The Market Offering Agreement, dated October 30, 2020, between Fennec Pharmaceuticals Inc. and H.C. Wainwright & Co., LLC.

5.1	Opinion of LaBarge Weinstein LLP.

23.1	Consent of LaBarge Weinstein LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date October 30, 2020	FENNEC PHARMACEUTICALS INC.

	By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer